Exhibit 99.(s)(3)

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Antares Private Credit Fund
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	$2,000,000,000	-	$2,000,000,000	.00015310	$306,200
		Total Offering Amount				$2,000,000,000		$306,200
		Total Fees Previously Paid						$306,200
		Total Fee Offsets						$0
		Net Fee Due						$0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)	The registrant previously paid a total of $306,200 in connection with the registrant’s registration statement on Form N-2 (File No. 333-283111) as filed with the Securities and Exchange Commission on November 12, 2024. No additional fees are required in connection with this filing.

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